Faegre Drinker Biddle & Reath LLP

320 South Canal Street, Suite 3300

Chicago, IL 60606

(312) 569-1100 (Phone)

(312) 569-3107 (Facsimile)

www.faegredrinker.com

October 17, 2024

RiverNorth/DoubleLine Strategic Opportunity Fund, Inc.

360 South Rosemary Avenue, Suite 1420

West Palm Beach, FL 33401

Re:	RiverNorth/DoubleLine Strategic Opportunity Fund, Inc.

Ladies and Gentlemen:

We have acted as counsel for RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. (the “Fund”) in connection with the Registration Statement on Form N-2 (the “Registration Statement”) (File Nos. 333-282688; 811-23166) filed by the Fund with the Securities and Exchange Commission (the “SEC”) on August 15, 2024, under the Securities Act of 1933, as amended (the “Securities Act”), as amended by pre-effective Amendment No. 1 to the Registration Statement filed by the Fund on October 17, 2024. The Registration Statement relates to the issuance and sale by the Fund from time to time, pursuant to Rule 415 of the General Rules and Regulations of the SEC promulgated under the Securities Act (the “Rules and Regulations”), of up to $300,000,000 of (i) shares of its common stock, $0.0001 par value per share (“Common Shares”), (ii) shares of its preferred stock (“Preferred Shares”), and/or (iii) subscription rights to purchase Common Shares, Preferred Shares or both (“Rights” and, together with the Common Shares and Preferred Shares, “Shares”).

We have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Fund’s Articles of Incorporation and By-Laws, the Registration Statement, and the resolutions adopted by its Directors (the “Resolutions”) relating to the authorization of the sale and issuance of the Shares, and have considered such other legal and factual matters as we have deemed appropriate.

In all cases, we have assumed the legal capacity of each natural person signing the Registration Statement, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Fund. As to questions of fact material to this opinion, we have relied upon the accuracy of any certificates and other comparable documents of officers and representatives of the Fund, upon statements made to us in discussions with the Fund’s management and upon statements and certificates of public officials.

This opinion is based exclusively on the substantive laws of the State of Maryland and the federal laws of the United States of America. In rendering our opinion, we have relied on the opinion of Shapiro Sher Guinot & Sandler, P.A. expressed in a letter to us dated October 16, 2024 to the extent that any matter which is the subject of this opinion is governed by the laws of the State of Maryland. We express no opinion as to the laws of any state other than the State of Maryland or as to state securities laws, including the securities laws of the State of Maryland.

Based upon the foregoing and subject to the qualifications, limitations and assumptions stated herein and therein, we are of the opinion that the issuance of the Shares has been duly authorized and, when and if issued against payment of net asset value therefor in accordance with the Resolutions and the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the SEC as part of the Fund’s Registration Statement on Form N-2.

We hereby consent to the use of our name and to the references to our Firm under the caption “Legal Matters” in the Prospectus and the caption “Legal Counsel” in the Statement of Additional Information included in the Registration Statement. In consenting to the use of our name and the references to our Firm under such caption, however, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC thereunder.

Very truly yours,

/s/ FAEGRE DRINKER BIDDLE & REATH LLP
FAEGRE DRINKER BIDDLE & REATH LLP